EXHIBIT 99.2


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - - - - - - - - - x
                                                  :
In re                                             : Chapter 11
                                                  :
RCN CORPORATION, et al.,                          : Case No. 04-13638 (RDD)
                                                  :
                                 Debtors.         : (Jointly Administered)
                                                  :
- - - - - - - - - - - - - - - - - - - - - - - - - x
                                                  :
RCN CORPORATION and                               :
RCN CABLE TV OF CHICAGO, INC.,                    :
                                                  :
                           Plaintiffs             :
                                                  :
         v.                                       : Adv. No. 04-03666 (RDD)
                                                  :
CITY OF CHICAGO,                                  :
                                                  :
                           Defendant.             :
- - - - - - - - - - - - - - - - - - - - - - - - - x


                    ORDER AUTHORIZING SETTLEMENT AGREEMENT
                     BETWEEN RCN CORPORATION, RCN CABLE TV
                   OF CHICAGO, INC. AND THE CITY OF CHICAGO

         Upon the motion, dated November 19, 2004 (the "Motion"), of the above-captioned debtors and debtors-in-possession (the "Debtors") for an order approving the Release and Settlement Agreement, dated November 12, 2004 (the "Agreement"), between RCN Cable TV of Chicago, Inc. ("RCN-Chicago"), RCN Corporation ("RCN") and the City of Chicago (the "City") with respect to claims for fees, damages and penalties in connection with the Franchise Agreements for Areas

2, 3 and 4 between the parties, substantially in the form of that annexed as Exhibit A hereto, as well as the Dark Fiber IRU Agreement (the "Dark Fiber Agreement"), substantially in the form of that annexed as Exhibit B hereto; and upon the record herein; and after due deliberation thereon; and good and sufficient cause appearing therefor, it is hereby:

         FOUND that:(1)

         A. The Court has jurisdiction over the Motion under 28 U.S.C. ss.ss. 157 and 1334, and this matter is a core proceeding under 28 U.S.C. ss. 157(b)(2)(A). Venue in this district is proper under 28 U.S.C. ss.ss. 1408 and 1409.

         B. Due and proper notice of the Motion has been given and no other or further notice is required;

         C. RCN and RCN-Chicago have exercised sound business judgment in deciding to enter into the Agreement;

         D. The Agreement is fair, reasonable and in the best interests of RCN, RCN-Chicago, their estates, creditors and other parties-in-interest and is appropriate in light of the relevant factors;

---------

(1) Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed.
     R. Bankr. P. 7052.

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

         E. RCN and RCN-Chicago have exercised sound business judgment in deciding to enter into the Dark Fiber Agreement;

         F. The Dark Fiber Agreement is fair, reasonable and in the best interests of RCN, RCN-Chicago, their estates, creditors and other parties-in-interest and is appropriate in light of the relevant factors;

         G. RCN-Chicago has exercised sound business judgment and has satisfied the requirements of 11 U.S.C. ss. 365 in deciding to (i) assume the Areas 1 and 2 Franchise Agreements as modified by the Agreement and (ii) reject the Areas 3 and 4 Franchise Agreements; and

         H. It is in the best interests of RCN-Chicago, its estate, creditors and other parties-in-interest to (i) assume the Areas 1 and 2 Franchise Agreements as modified by the Agreement and (ii) reject the Areas 3 and 4 Franchise Agreements; and it is therefore,

     ORDERED, ADJUDGED and DECREED that:

         1. The Motion is GRANTED as set forth herein and the Agreement and Dark Fiber Agreement are hereby approved.

         2. All objections to the Motion or the relief requested therein that have not been withdrawn, waived or settled, and all reservations of rights included therein, are overruled on the merits.

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

         3. RCN and RCN-Chicago are authorized and directed to enter into and perform under the Agreement and the Dark Fiber Agreement, in substantially the forms attached hereto as Exhibits A and B, respectively, the terms and conditions of which are hereby approved.

         4. The Debtors and each of their officers, directors, employees and agents, are authorized to take any actions and execute any documents necessary to consummate the Agreement and the Dark Fiber Agreement.

         5. The terms and provisions of the Agreement, the Dark Fiber Agreement and this Order shall be binding in all respects upon, and shall inure to the benefit of RCN, RCN-Chicago, the RCN Released Entities (as defined in the Agreement) and each of their estates and creditors, and the City and the City of Chicago Released Entities (as defined in the Agreement), and shall be binding in all respects upon any affected third parties including, but not limited to, any trustee(s) or similar party under any Chapter of the Bankruptcy Code, responsible person, estate administrator, representative or similar person subsequently appointed for or in connection with the Debtors' estates or affairs in these cases or in any subsequent case(s) under the Bankruptcy Code involving the RCN Released Entities, RCN and/or RCN-Chicago.

         6.  The Area 1 Franchise Agreement is hereby assumed by RCN- Chicago.

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

         7. The Area 2 Franchise Agreement, as modified by the Agreement, is hereby assumed by RCN-Chicago and any and all cure costs associated with such assumption have been satisfied by RCN-Chicago.

         8. As more fully set forth in the Agreement, the Areas 3 and 4 Franchise Agreements are rejected pursuant to the terms and conditions of the Agreement.

         9. The deadline for the City to file a proof of claim in the RCN-Chicago Bankruptcy (Case No. 04-15120) is through and including March 31, 2005.

         10. Notwithstanding Bankruptcy Rule 6004(g), this Order shall take effect immediately upon entry.

         11. This Court shall retain jurisdiction to decide any disputes arising between any of the Debtors and the City with respect to the Order, the Agreement, the Dark Fiber Agreement, the assumption of the Areas 1 and 2 Franchise Agreements as modified by the Agreement, and the rejection of the Areas 3 and 4 Franchise Agreements.

Dated: New York, New York
       December 8, 2004


                                           /s/ Robert D. Drain
                                           -------------------------------------
                                           Honorable Robert D. Drain
                                           UNITED STATES BANKRUPTCY JUDGE

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

                                   EXHIBIT A

                       RELEASE AND SETTLEMENT AGREEMENT


         This Release and Settlement Agreement ("Agreement") is entered into by RCN Cable TV of Chicago, Inc. ("RCN-Chicago"), RCN Corporation ("RCN Corp." and, collectively with RCN-Chicago, "RCN"), and the City of Chicago, Illinois ("City"). RCN-Chicago, RCN Corp. and the City are hereinafter referred to as the "Parties" and each as a "Party."

                                   RECITALS

         WHEREAS RCN-Chicago is a Delaware corporation with its principal place of business at 350 North Orleans Street, Chicago, Illinois.

         WHEREAS RCN Corp. is a Delaware corporation with its principal place of business at 105 Carnegie Center, Princeton, New Jersey.

         WHEREAS the City is a municipality located in the State of Illinois with its principal offices at 121 N. LaSalle Street, Chicago, Illinois.

         WHEREAS RCN-Chicago submitted a Petition for Modification to the City on December 12, 2003 pursuant to ss.625 of the Communications Act, 47 U.S.C. ss.545 seeking to modify certain network build-out and related provisions of the Areas 2, 3 and 4 Franchises on the grounds of commercial impracticability (the "Modification Petition").

         WHEREAS the Chicago Cable Commission adopted three resolutions on February 21, 2004 finding that RCN-Chicago was in breach of certain of its network build-out and related obligations with respect to Franchise Areas 2, 3 and 4 and assessed certain liquidated damages and fines for such violations. ("Chicago Cable Commission February 21 Resolutions").

         WHEREAS RCN Corp. filed a petition for relief under Chapter 11 on May 27, 2004 ("RCN Bankruptcy").

         WHEREAS RCN-Chicago filed a petition for relief under Chapter 11 on August 5, 2004 ("RCN-Chicago Bankruptcy"), and concurrently RCN-Chicago filed an adversary complaint in the Bankruptcy Court seeking modification of the Areas 2, 3 and 4 Franchise Agreements as set forth in the Modification Petition and other declaratory, injunctive and equitable relief pursuant to the Bankruptcy Code.

         WHEREAS pursuant to negotiations between the City and RCN-Chicago, the Parties have agreed to compromise, settle and release all RCN Claims and City Claims (as defined herein) upon the terms and conditions hereinafter set forth in this Agreement.

                                   AGREEMENT

         NOW, THEREFORE, for good and valuable consideration set forth herein, the sufficiency and receipt of which are hereby acknowledged, and in consideration of and subject to the performances, conditions and promises contained in this Agreement, the City and RCN agree as follows:

         SECTION 1: RECITALS. The foregoing Recitals are true and correct and shall be incorporated herein as in integral part of this Agreement.

         SECTION 2: DEFINITIONS. The following definitions apply to this
Agreement:

         A. "Area 2 Franchise," "Area 3 Franchise," and "Area 4 Franchise" mean the three separate Cable Television Franchise Agreements for Franchise Areas 2, 3, and 4 of the City executed on December 7, 2000 by RCN-Chicago and the City.

         B. "Area 1 Franchise" means the Cable Television Agreement for Franchise Area 1 of the City that was effective as of June 24, 1996 and was acquired by RCN-Chicago as a result of its acquisition of 21st Century Cable TV of Chicago, Inc. on April 28, 2000.

         C. "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York that is presiding over the Chapter 11 filings of RCN Corp. and RCN-Chicago.

         D. "CAC" means the Chicago Access Corporation.

         E. "Corporate Surety Bonds" means those three (3) performance bonds filed by RCN-Chicago with the City as required by Section 5.3 of the Areas 2, 3 and 4 Franchises and consisting of Bond Nos. 103344480, 103344479, and 103344476, dated December 7, 2000 and issued by Travelers Casualty & Surety Company of America ("Travelers"), each in the amount of Three Million Dollars ($3,000,000).

         F. "Letters of Credit" means those three (3) unconditional and Irrevocable Standby Letters of Credit deposited by RCN-Chicago with the City , as required by Section 6 of the Areas 2, 3 and 4 Franchises and consisting of
(i) Irrevocable Standby Letter of Credit No. 629, dated September 3, 2003, issued by Lakeside Bank in favor of the City in the amount of Three Hundred and Fifty Thousand Dollars ($350,000), and (ii) Irrevocable Standby Letters of Credit Nos. S231702PHL and S235870PHL, dated January 11, 2001, issued by PNC Bank, each in the amount of Three Hundred and Fifty Thousand Dollars ($350,000).

         G. "Litigation" means Adversary Proceeding No. 04-03666 filed in the Bankruptcy Court and all related and pending litigation that seeks adjudication of the RCN Claims and the City Claims.

         H. "RCN Released Entities" means RCN-Chicago, RCN Corp., and any and all of their current, former and future parent companies, affiliates, subsidiaries, owners, partners, executives, administrators, officers, directors, employees, shareholders, agents, attorneys, insurers, representatives, heirs, successors and assigns.

         I. "City of Chicago Released Entities" means the City, and any and all of its current, former and future elected and appointed officials, executives, administrators, officers, directors, employees, agents, attorneys, insurers, representatives, heirs, successors, assigns, political subdivisions, agencies and any instrumentalities thereof.


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

         J. "RCN Claims" means any and all claims, controversies, liabilities, suits, actions, causes of action, demands, obligations, damages, judgments, costs, expenses and attorneys' fees, known or unknown, vested or contingent, direct or indirect, whether in tort, contract, statutory or otherwise (collectively, the "Claims"), that RCN Released Entities may have had or may now have against the City of Chicago Released Entities arising out of and relating to disputes raised by the Modification Petition and related bankruptcy court proceedings, all other court proceedings filed by RCN-Chicago, the Resolution adopted on February 11, 2004 by the Chicago City Council, the Chicago Cable Commission February 21 Resolutions, and, with respect to the Areas 3 and 4 Franchises, any and all other Claims that RCN Released Entities may have had or may now have against the City of Chicago Released Entities arising out of, relating to, or pursuant to RCN-Chicago's compliance with the Areas 3 and 4 Franchises and its obligations under the Chicago Cable Ordinance with respect to Franchise Areas 3 and 4.

         K. "City Claims" means any and all Claims that the City of Chicago Released Entities may have had or may now have against the RCN Released Entities arising out of and relating to those disputes raised by the Modification Petition and related bankruptcy court proceedings filed by RCN-Chicago, the Resolution adopted on February 11, 2004 by the Chicago City Council, the Chicago Cable Commission February 21 Resolutions, and, with respect to the Areas 3 and 4 Franchises, any and all other Claims that the City of Chicago Released Entities may have had or may now have against the RCN Released Entities arising out of, relating to, or pursuant to RCN-Chicago's compliance with the Areas 3 and 4 Franchises and its obligations under the Chicago Cable Ordinance with respect to Franchise Areas 3 and 4.

         SECTION 3: EFFECTIVE DATE.

         A. Except as provided herein and with respect to the mutual releases contained in Section 3, this Agreement shall be effective upon the later to occur of (i) receipt of a final and non-appealable order from the Bankruptcy Court approving this Agreement and the Dark Fiber IRU Agreement dated November 12, 2004 (the "IRU Agreement"), such order providing, among other things, that the terms and provisions of this Agreement shall be binding in all respects upon, and shall inure to the benefit of, the RCN Released Entities, their estates, and their creditors, and the City of Chicago Released Entities, and shall be binding in all respects upon any affected third parties, notwithstanding any subsequent appointment of any trustee(s) or similar party under any Chapter of the Bankruptcy Code, as to which trustee(s) or similar party such terms and provisions likewise shall be binding and such order approving, and (ii) receipt of final City Approvals (as defined below) of this Agreement (the "Effective Date"); provided, however, that all of the following conditions have been met prior to such time:

                  i. The City shall certify that it has completed its review of the financial information provided by RCN regarding RCN's financial ability to meet the construction build-out requirements set forth in the Areas 2, 3 and 4 Franchises.

                  ii. RCN and CAC shall have settled their disputes with respect to current and future payments due from RCN-Chicago no later than November 30, 2004, and within five (5) business days following execution of the settlement with CAC, RCN shall have filed a motion at the Bankruptcy Court seeking to have such settlement approved, and a final order approving such settlement shall have been issued by the Bankruptcy Court.


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                  iii. RCN and the City shall have executed the IRU Agreement.

                  iv. No later than five (5) business days following execution of this Agreement by both Parties, RCN shall have filed a motion with the Bankruptcy Court seeking to have (a) this Agreement approved; (b) the IRU Agreement approved; (c) the Area 1 Franchise; and the Area 2 Franchise, as amended herein, assumed; and (d) the Area 3 and 4 Franchises rejected. The Parties agree that the IRU Agreement contains highly sensitive and confidential information, the release of which would be detrimental to both RCN and to the City, that it shall therefore be submitted to the Bankruptcy Court under seal and/or with appropriate and necessary redactions of the confidential information, and that both Parties will support the need for confidentiality. To the extent that RCN requests redaction of material that the City deems unnecessary, the provisions with respect to confidentiality contained in Paragraph 28 of the IRU Agreement shall control.

                  v. No later than five (5) business days following execution of this Agreement, the City shall have initiated the necessary procedures for approval of the Agreement by any person or entity whose approval is necessary in order for the Agreement to become effective, including but not limited to approval by the City Council of the City of Chicago ("City Approvals").

         B. This Agreement is subject to each of the conditions set forth in this Section 3 and in the event that any or all of the conditions set forth in this Section 3 are not met, this Agreement shall be null, void and of no further force and effect and the Parties shall be entitled to assert the positions they have taken with respect to their claims and disputes prior to reaching this Agreement.

         SECTION 4: TERMINATION AND MODIFICATION OF FRANCHISES.

         A. Termination of the Areas 3 and 4 Franchises. As of the Effective Date of this Agreement, RCN-Chicago agrees to reject, pursuant to 11 U.S.C. ss.365, the Areas 3 and 4 Franchises, and the City agrees that such rejection is a voluntary termination by the City without any penalty or payment from RCN-Chicago or on RCN-Chicago's behalf. The City further agrees that it will not file any proof of claim seeking damages for the rejection of the Areas 3 and 4 Franchises. Upon such rejection, all of RCN-Chicago's rights and obligations pursuant to the Areas 3 and 4 Franchises shall be extinguished. As such, all rights of RCN-Chicago to use the streets and public ways of the City in Franchise Areas 3 and 4 for purposes of construction and operation of a cable television system will be terminated and the City will release, acquit and forever discharge RCN-Chicago from any and all current and future obligations set forth in the Areas 3 and 4 Franchises.

         B. Modification of the Area 2 Franchise. As of the Effective Date of this Agreement, the Area 2 Franchise shall be modified as follows and assumed by RCN-Chicago pursuant to 11 U.S.C. section 365 as follows:

                  i. The geographic area in which RCN-Chicago shall be entitled to offer cable television services pursuant to the Area 2 Franchise shall be limited to the homes and businesses that can be served by lateral connections to RCN-Chicago's existing network


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         facilities in Area 2 as of the Effective Date of this Agreement.
         Other than the homes and businesses in Area 2 that can be served by laterals from existing network facilities, the right of RCN-Chicago to use the streets and public ways of the City in Area 2 for purposes of construction and operation of a cable television system is terminated and the City will release, acquit and forever discharge RCN-Chicago from any and all current and future network build-out obligations set forth in the Area 2 Franchise as amended herein; provided, however, that all other terms and conditions of the Franchise Agreement for Area 2 shall remain in full force and effect for so long as RCN-Chicago provides cable television service pursuant to the Area 2 Franchise, including but not limited to the requirements of Section 12 of the Area 2 Franchise as to any maintenance or repair work conducted by RCN-Chicago with respect to existing network facilities, which requirements shall also apply to any new laterals constructed by RCN-Chicago in the public rights-of-way, and Section 5 as to Insurance, Letter of Credit and Bond obligations; and provided further that the Letter of Credit required by the Area 2 Franchise shall be replenished by RCN within ten (10) days of the Effective Date of this Agreement.

                  ii. This Agreement is intended to and does settle all existing and future claims with respect to RCN-Chicago's construction build-out obligations in Area 2, and in the event that RCN-Chicago may in the future determine that it will not continue to provide cable television services in Area 2 pursuant to the Area 2 Franchise, as modified by this Agreement, RCN-Chicago shall be entitled to terminate the Area 2 Franchise and cease providing service to affected subscribers without penalty; provided, however, that RCN-Chicago shall not cease providing cable services in Area 2 until cable television service from an alternate cable service provider is available to affected cable television service subscribers or for six
         (6) months from the date of such notice, whichever is sooner; and provided further that RCN-Chicago's right to terminate the Area 2 Franchise Agreement without penalty and cease providing service in Area 2 shall not vest until at least one hundred and twenty (120) days following the Effective Date.

         C. Within two (2) business days following receipt of the Payment set forth (and as defined) in Section 5 of this Agreement, the City shall certify to RCN in writing ("City Certification") that it has received the Payment and that it thereby releases any and all claim to the Corporate Surety Bonds for the Areas 3 and 4 Franchises.

         D. In the event the Payment is not made, RCN-Chicago agrees that the City shall have the right on the third day after the Effective Date of the Agreement to request and receive payment from the Corporate Surety Bonds as liquidated damages. RCN-Chicago additionally agrees that it will certify to Travelers that, if the City makes such a request on the third day after the Effective Date, the City is entitled to payment of $3,450,000 from the Corporate Surety Bonds and that none of RCN-Chicago, its parent or affiliates, successors, assigns, or agents, including any trustee in this bankruptcy case, shall assert any defense or objection to payment to the City of the $3,450,000 from the Corporate Surety Bonds. Upon receipt of the Corporate Surety Bond payment, the Payment shall be deemed satisfied.


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

         SECTION 5: PAYMENT.

         In consideration of the modification of the Area 2 Franchise as set forth in Section 4.B of this Agreement only, (i) RCN shall pay to the City the amount of Four Million Five Hundred Thousand Dollars ($4,500,000) ("Payment"), and (ii) RCN and the City shall enter into the IRU Agreement. The Payment shall be made as follows:

         A. The City shall retain One Million Fifty Thousand Dollars ($1,050,000) previously drawn down by the City from the Letters of Credit on February 23, 2004; and

         B. RCN will pay to the City the amount of Three Million, Four Hundred and Fifty Thousand Dollars ($3,450,000) in immediately available funds by wire transfer to the following City bank account no later than two (2) business days after the Effective Date of this Agreement:

                  Bank One City Main Account
                  Account #:  1105825
                  Routing #: 071000013
                  Attention: Mark Mitrovich

         SECTION 6: REPRESENTATIONS AND WARRANTIES.

         A. Subject to the terms of this Agreement, the City and RCN each represent and warrant as follows:

                  i. Except as authorized by this Agreement, each Party promises not to bring any additional claims, actions, suits or proceedings against any other Party, directly or indirectly, regarding or relating in any manner to the City Claims and RCN Claims, as appropriate, and each Party further covenants and agrees that this Agreement is a bar to any such claim, action, suit or proceeding including, but not limited to any preference action by RCN or any trustee appointed in the RCN Bankruptcy or the RCN-Chicago Bankruptcy;

                  ii. Each Party represents and warrants that it is the sole and lawful owner of all right, title and interest in all City Claims and RCN Claims, as appropriate, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any City Claims or RCN Claims. Each Party to this Agreement shall indemnify the other, shall defend the other, and shall hold the other harmless from and against any claims based upon or arising in connection with any such prior assignment, transfer, lien and/or right, or any such purported assignment, transfer, lien and/or right;

                  iii. The undersigned represent and warrant to each other that they are duly authorized to execute this Agreement on behalf of the applicable Party hereto;

                  iv. The Parties represent and warrant that they have read and understand this Agreement, that they intend to be legally bound by it, and that its terms, provisions and conditions have been fully explained to them by their attorneys; and


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

                  v. Each Party represents and warrants that, subject to the approvals set forth in Section 3 of this Agreement, it is authorized to perform its obligations in accordance with the terms of this Agreement.

         B. RCN represents and warrants that it will use its best efforts to obtain all necessary approvals, including Bankruptcy Court approval, for this Agreement.

         C. The City represents and warrants that it will use its best efforts to obtain all necessary City Approvals for this Agreement.

         D. The warranties and representations of this Agreement are deemed to survive the Effective Date of this Agreement.

         SECTION 7: PENDING LITIGATION.

         Within five (5) business days following the receipt of the City Certification set forth in Section 4A(i) of this Agreement, RCN shall withdraw its Petition for Modification and take such actions as necessary to dismiss all Litigation with prejudice.

         SECTION 8: MUTUAL RELEASES.

         A. Upon the Effective Date of this Agreement, and subject to the City's receipt of the Payments set forth in Section 5 herein, the dismissal of the Litigation set forth in Section 7 herein, and the other conditions set forth in this Agreement, including but not limited to the execution of the Dark Fiber IRU Agreement, the City of Chicago Released Entities do hereby release the RCN Released Entities, and does forever discharge the City Claims as hereinabove defined in Section 2, including, but not limited to, any and all liquidated damages, penalties and/or fines assessed against RCN-Chicago by the City in the Chicago Cable Commission February 21 Resolutions (the "Release of RCN").

         B. Upon the Effective Date of this Agreement and subject to the dismissal of the pending litigations set forth in Section 7 herein, the issuance by the City of the City Certification and the other conditions set forth in this Agreement, the RCN Released Entities do hereby release and forever discharge the City of Chicago Released Entities from all RCN Claims against the City of Chicago Released Entities (the "Release of the City").

         C. This Agreement is intended to and does settle all RCN Claims and City Claims, and nothing contained herein shall constitute an admission by any Party as to the merits of any claims, positions or arguments that they have or might assert with respect to the disputes settled by this Agreement, and nothing in this Agreement shall be construed as an admission by any Party of any liability of any kind to any other Party.

         D. Subject to the City's right to enforce the Area 2 Franchise as modified herein and the Dark Fiber IRU Agreement, the Parties agree that any and all claims and disputes settled pursuant to this Agreement shall be forever extinguished and as such shall not in any manner be used by any Party in connection with any future matters or course of dealing between the Parties, including but not limited to the renewal, extension, amendment,


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

assignment, transfer or other modification of existing or future cable franchise or other right-of-way use agreements.

         E. These releases shall not be construed to release either the City or RCN from the terms of this Agreement.

         SECTION 9: GENERAL PROVISIONS.

         A. Governing Law. This Agreement shall be governed by, and enforced in accordance with the laws of the State of Illinois.

         B. Benefit and Burden. The covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective heirs, executors, administrators, personal representatives, successors and assigns.

         C. Time of the Essence. Time is of the essence in the performance of all terms and provisions of this Agreement.

         D. Compromise of Disputed Claims. Each of the Parties understands and agrees that this Agreement is in the nature of a settlement and compromise of RCN Claims and City Claims. Both the City and RCN intend to settle and satisfy all claims, judgments and controversies encompassed by the City Claims and RCN Claims to avoid further litigation.

         E. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supercedes any and all prior agreements and negotiations between the Parties, whether written or oral, relating to the subject matter of this Agreement.

         F. Interpretation. This Agreement shall be construed without regard to the identity of the Party who drafted the various provisions of this Agreement. Moreover, each and every provision of this Agreement shall be construed as though all Parties to this Agreement participated equally in the drafting of this Agreement. As a result of the foregoing, any rule or construction that a document is to be construed against the drafting Party shall not be applicable to this Agreement.

         G. Amendments and Modifications. No amendment to or modification of this Agreement shall be effective until it is reduced to writing and approved and executed by all Parties to this Agreement and approved in accordance with all applicable statutory and judicial rules and procedures.

         H. No Third Party Beneficiaries. No claim as a third Party beneficiary under this Agreement by any person shall be made, or be valid, against the City or RCN.

         I. Additional Documents. The City and RCN agree to cooperate fully and execute all supplemental documents, and to take all additional actions that may be necessary to give full force and effect to the basic terms and intent of this Agreement.


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

         J. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original.

         K. Attorneys' Fees and Other Costs. The Parties shall each bear and be solely responsible for their respective costs and expenses in connection with this Agreement, including but not limited to their respective attorneys' fees and other costs generated in connection with the disputes giving rise to this Agreement, and in securing any and all required approvals of this Agreement.

         L. Proof of Claim Deadline. RCN shall extend the deadline for the City to file a proof of claim in the RCN-Chicago Bankruptcy through and including March 31, 2005.





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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 12th day of November, 2004.


RCN CABLE TV OF CHICAGO, INC.                 CITY OF CHICAGO


By: /s/ Thomas M. McKay                       By: /s/ Jack A. Pace
    --------------------------------              ------------------------------
    Name:  Thomas M. McKay                        Name:  Jack A. Pace
    Title: Vice President and                     Title: Assistant Corporation
           General Manager                               Counsel


RCN CORPORATION


By: /s/ Deborah M. Royster
    ------------------------------
    Name:  Deborah M. Royster
    Title: Senior Vice President,
           General Counsel and
           Corporate Secretary


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